                         Offer to Purchase for Cash
                     Any and All Shares of Common Stock
                                     of
               GREAT AMERICAN MANAGEMENT AND INVESTMENT, INC.
                                     at
                            $50.00 NET PER SHARE
                                     by
                               GAMI MERGER CO.
                          an entity wholly owned by
          EQUITY HOLDINGS LIMITED, AN ILLINOIS LIMITED PARTNERSHIP

  THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, APRIL 25, 1996 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED.

To Our Clients:

         Enclosed for your consideration is an Offer to Purchase dated March 29, 1996 (as the same may be amended from time to time, the "Offer to Purchase") and a form of Letter of Transmittal and instructions thereto (the "Letter of Transmittal") relating to the offer by GAMI Merger Co., a Delaware corporation (the "Purchaser"), to purchase any and all shares of common stock, par value $.01 per share (the "Shares") of Great American Management and Investment, Inc., a Delaware corporation ( the "Company), at $50.00 per Share, net to the seller in cash without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"). Consummation of the Offer is subject to certain conditions described in the Offer to Purchase.

         The material is being forwarded to you as the beneficial owner of Shares carried by us for your account or benefit but not registered in your name. A tender of any Shares may only be made by us as the registered owner of Shares and pursuant to your instructions. Therefore, the Purchaser urges beneficial owners of Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered owner promptly if they wish to tender Shares in the Offer.

         Accordingly, if you have not already done so (or if you wish to change any previous instructions), we request instructions as to whether you wish us to tender any or all such Shares held by us for your account or benefit, pursuant to the terms and conditions set forth in the Offer to Purchase and the Letter of Transmittal. We urge you to read carefully the Offer to Purchase and Letter of Transmittal before instructing us to tender any Shares.

         If not already provided, your instructions to us should be forwarded as promptly as possible in order to permit us to tender Shares on your behalf in accordance with the provisions of the Offer. THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, APRIL 25, 1996, UNLESS EXTENDED. With respect to the Offer and with withdrawal rights, "Expiration Date" means such time and date, or if the Offer is extended, the latest time and date to which the Offer is so extended by the Company. Shares tendered pursuant to the Offer may be withdrawn, subject to the procedures described in the Offer to Purchase, at any time prior to the Expiration Date.

         Your attention is directed to the following:

                 1. The Offer Price is $50.00 per Share, net to the Seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal.

                 2. The Offer and the withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, April 25, 1996, unless the Offer is extended.

                 3. The Offer is being made for any and all Shares validly tendered (and not validly withdrawn) prior to the Expiration Date.

                 4. Any brokerage fees, commissions or stock transfer taxes applicable to the sale of Shares to the Purchaser will be paid by the Purchaser, except as provided in the Offer to Purchase and the instructions to the Letter of Transmittal.

         If you have not already done so and you wish us to tender any or all of your Shares held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.

                                  INSTRUCTIONS

         The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated March 29, 1996 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") relating to the Offer of GAMI Merger Co., a Delaware corporation (the "Purchaser"), to purchase any and all Shares of common stock, $.01 par value per share (the "Shares"), of Great American Management and Investment, Inc., a Delaware corporation (the "Company").

         THIS WILL INSTRUCT YOU TO TENDER THE NUMBER OF SHARES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED, PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL.

NUMBER OF SHARES TO BE TENDERED:  _________________ SHARES

ACCOUNT NUMBER: ______________

DATED:  ___________________________________, 1996



                                  SIGN HERE

SIGNATURE(S):
             -------------------------------------------------------------------

PRINT NAMES(S):
               -----------------------------------------------------------------


--------------------------------------------------------------------------------


PRINT ADDRESS(ES):
                  --------------------------------------------------------------


--------------------------------------------------------------------------------


AREA CODE AND TELEPHONE NO.:
                            ----------------------------------------------------


TAXPAYER ID NO. OR SOCIAL SECURITY NO.:
                                       -----------------------------------------



         UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN A SIGNED SCHEDULE ATTACHED HERETO, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OF YOUR SHARES.





                                       3